UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025 (August 14, 2025)

MBIA Inc.

(Exact name of Registrant as Specified in Its Charter)

Connecticut	001-09583	06-1185706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road Suite 301
Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 273-4545

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 14, 2025, National sold Custodial Receipts (“CRs”) representing bankruptcy claims held by Argent Institutional Trust Company, as custodian, in a series of transactions through the transfer of ownership of approximately $374 million face amount of CRs, representing approximately 47% of the principal amount of National’s current bond claims in the PREPA Title III case. The bonds included in the corresponding CRs in this transaction had been fully satisfied by National’s insurance claim payments. This transaction reduces potential volatility and ongoing risk of remediation around National’s remaining PREPA exposure, for which the Title III case continues to remain uncertain and National continues to use its best efforts to strengthen its position. National completed similar transactions in October of 2021 and January of 2022 through the transfer of ownership of an aggregate amount of approximately $430 million face amount of bonds. Subsequent to the sale of these PREPA bankruptcy claims through the ownership of CRs, National does not retain any additional CRs for sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA Inc.
Date:	August 19, 2025	By:	/s/ Gary A. Saunders
Gary A. Saunders Co-General Counsel